As filed with the Securities and Exchange Commission on July 26, 2012

Registration No. 033-20587

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 5 to

FORM S-2 on

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST CITIZENS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

__________________

Tennessee

(State or other jurisdiction of incorporation or organization)

62-1180360

(IRS Employer Identification Number)

__________________

One First Citizens Place

Dyersburg, Tennessee 38024

(731) 285-4410

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

Laura Beth Butler

Chief Financial Officer

First Citizens Bancshares, Inc.

One First Citizens Place

Dyersburg, Tennessee 38024

(731) 285-4410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

E. Marlee Mitchell, Esq.

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

(615) 244-6380

__________________

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-2 (Registration No. 033-20587) filed by First Citizens Bancshares, Inc. (the “Registrant”) on March 10, 1988, as last amended by Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 filed by the Registrant on July 31, 1997 (the “Registration Statement”), to register 200,000 shares of the Registrant’s common stock, $1.00 par value per share, to be offered or sold under the First Citizens Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan.

The Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 5 to the Registration Statement pursuant to Rule 478 under the Securities Act of 1933, as amended, to withdraw the Registration Statement and, in accordance with the undertakings of the Company in Part II of the Registration Statement, to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, and hereby removes from registration any and all securities registered for issuance under the Registration Statement but unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dyersburg, State of Tennessee, on July 26, 2012.

FIRST CITIZENS BANCSHARES, INC.

By: /s/Laura Beth Butler
Laura Beth Butler
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/Jeffrey D Agee	President, Chief Executive Officer	July 26, 2012
Jeffrey D. Agee	(principal executive officer) and Director

/s/Laura Beth Butler	Chief Financial Officer (principal	July 26, 2012
Laura Beth Butler	financial officer)

/s/ Katie S Winchester	Chairman	July 26, 2012
Katie S. Winchester

*	Director	July 26, 2012
Eddie E. Anderson

*	Director	July 26, 2012
J. Walter Bradshaw

*	Director	July 26, 2012
J. Daniel Carpenter

*	Director	July 26, 2012
Richard W. Donner

Director
Bentley F. Edwards

Director
Larry W. Gibson

Director
Christian E. Heckler

/s/Ralph E Henson	Director	July 26, 2012
Ralph E. Henson

Director
Barry T. Ladd

Director
John M. Lannom

/s/Judy Long	Chief Operating Officer, Executive	July 26, 2012
Judy Long	Vice President and Director

*	Director	July 26, 2012
Milton E. Magee

/s/ Allen Searcy	Director	July 26, 2012
Allen Searcy

*	Director	July 26, 2012
G.W. Smitheal

Director
David R. Taylor

/s/Larry S. White	Director	July 26, 2012
Larry S. White

*	Director	July 26, 2012
Dwight S. Williams

Director
Joseph S. Yates

*              Katie S. Winchester hereby signs this Post-Effective Amendment No. 5 to Registration Statement on Form S-3 as of July 26, 2012 on behalf of each of the indicated persons for whom she is attorney-in-fact pursuant to a power of attorney filed with the Post-Effective Amendment No. 3 to Registration Statement on Form S-3 on December 9, 1994.

By:          /s/ Katie S. Winchester

                Katie S. Winchester, Attorney-in-Fact